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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  January 17, 1997



                              TELEGEN CORPORATION
             (Exact name of registrant as specified in its charter)

       California                         14836                  84-067214
-----------------------------   ----------------------    ----------------------
(State or other jurisdiction       (Commission File          (I.R.S. Employer
 of incorporation)                     Number)             Identification No.)

                               101 Saginaw Drive
                        Redwood City, California  94063
                    (Address of principal executive offices)

                                 (415) 261-9400
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

     On January 17, 1997, Telegen Corporation, a California corporation (the "Company") announced in a Press Release, which is attached hereto as Exhibit 99.1, that the Company is implementing a major augmentation of its operating management team. Jessica L. Stevens, President and a director of the Company, is moving back into the Company's research and development laboratories to oversee the completion and commercialization of the Company's new technologies. Her control over the day to day operations of two of the Company's subsidiaries, Telegen Communications Corporation ("TCC") and Telegen Display Labs, Inc. ("TDL") has been temporarily assigned while the Company has engaged an international search firm to fill the two positions being vacated by Ms. Stevens. Daniel Kitchen will continue in his role as President of the Company's Morning Star Multimedia, Inc. subsidiary. Warren Dillard, the Company's Chief Operating Officer and Chief Financial Officer, is assuming interim day-to-day control of TCC effective immediately and W. Edward Naugler is immediately assuming interim day-to-day operating leadership of TDL. Upon the Company's permanently filling the interim positions of President of TCC and TDL, all three subsidiary Presidents will report to Warren Dillard.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)    Exhibits.
            --------

     99.1  Press Release dated January 17, 1997.
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     TELEGEN CORPORATION



Dated:  January 17, 1997            By:  /s/ Warren M. Dillard
                                         -------------------------
                                         Warren M. Dillard,
                                         Chief Financial Officer
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                              TELEGEN CORPORATION
                           CURRENT REPORT ON FORM 8-K

                               INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------
99.1      Press Release dated January 17, 1997.